1 Lonestar Reports Second Quarter 2021 Results: Operational Momentum Is Accelerating Fort Worth, Texas, August 10, 2021 (Business Wire) - Lonestar Resources US Inc. (OTCQX: LONE) (including its subsidiaries, “Lonestar,” “we,” “us,” “our” or the “Company”) today reported financial and operating results for the three months ended June 30, 2021. HIGHLIGHTS • Second Quarter Production Up 14% From First Quarter Levels. Lonestar reported a 14% increase in net oil and gas production to 11,855 BOE/d during the three months ended June 30, 2021 (“2Q21”), compared to 10,377 BOE/d for the three months ended March 31, 2021 (“1Q21”). Production was comprised of 73% crude oil and NGL’s on an equivalent basis. Lonestar’s development program continues to deliver significant increases in production, with July rates averaging 13,500 BOE/d. • Adjusted Net Income Was $10.7 Million, or $1.07 Per Share. While Lonestar reported a net loss attributable to its common stockholders of $17.8 million, or ($1.77) per share in 2Q21 compared to a net loss of $6.3 million in 1Q21, Lonestar’s adjusted net income for 2Q21 was $10.7 million, or $1.07 per share. Adjusted net income excludes, on a tax-adjusted basis, certain items that the Company does not view as either recurring or indicative of its ongoing financial performance. Most notable among these items include: a $29.1 million unrealized hedging loss on financial derivatives (“mark-to-market”). Please see Non-GAAP Financial Measures at the end of this release for the definition of Adjusted Net Income (Loss), a reconciliation of net loss before taxes to Adjusted Net Income (Loss), and the reasons for its use. • Lonestar Reported 2Q21 Adjusted EBITDAX of $23.7 Million. 2Q21 Adjusted EBITDAX increased 3% over 1Q21 adjusted EBITDAX of $22.9 million. Improved wellhead price realizations and reduced cash expenses positively impacted 2Q21 results. However, 2Q21’s Adjusted EBITDAX was negatively impacted by $10.8 million of hedge losses realized in the quarter while 1Q21’s result were negatively impacted by $5.4 million of realized hedge loss. Please see Non-GAAP Financial Measures at the end of this release for the definition of Adjusted EBITDAX, a reconciliation of net loss attributable to common stockholders to Adjusted EBITDAX, and the reasons for its use. • Lonestar Reported Discretionary Cash Flow For 2Q21 of $19.9 Million. Lonestar’s Discretionary Cash Flow of $19.9 million for the three months ended June 30, 2021, which is a 4% increase over $19.1 million generated in the three months ended March 31, 2021. Lonestar spent $38.4 million on capital expenditures in the six months ended June 30, 2021. Please see Non-GAAP Financial Measures at the end of this release for the definition of Discretionary Cash Flow, a reconciliation of net loss attributable to common stockholders to Free Cash Flow, and the reasons for its use. Lonestar’s Chief Executive Officer, Frank D. Bracken, III commented, “Our 2021 capital program continues to generate robust growth in production and cash flow, and the front-end loaded nature of that program is expected to yield significant free cash flow in the second half of the year.”

2 OPERATIONAL UPDATE • Production- Lonestar reported net oil and gas production of 11,855 BOE/d during the three months ended June 30, 2021, representing a 14% increase quarter-over-quarter. 2Q21 production volumes consisted of 6,224 barrels of oil per day (53%), 2,409 barrels of NGLs per day (20%), and 19,332 Mcf of natural gas per day (27%). Since year-end, Lonestar has placed onstream a three- well pad at Hawkeye (50% WI) and two two-well pads at Horned Frog (100% WI). • Pricing- Lonestar’s Eagle Ford Shale assets continued to deliver favorable wellhead realizations in 2Q21. Lonestar’s wellhead crude oil price realization was $64.21/bbl, which reflects a discount of $2.10/bbl vs. West Texas Intermediate (“WTI”). Lonestar’s realized NGL price was $22.53/bbl, or 34% of WTI. Lonestar’s realized wellhead natural gas price was $2.68 per Mcf, reflecting a $0.26 discount to Henry Hub. • Revenues- Wellhead revenues increased by $6.2 million to $46.0 million in 2Q21, or 16%, compared to 1Q21, primarily driven by a 15% increase in oil price realizations. • Expenses- Total cash expenses, which include the cash portions of lease operating, gathering, processing, transportation, production taxes, general & administrative, and interest expenses were $18.2 million. 2Q21 cash operating costs increased by 10%, compared to $16.5 million in 1Q21, in conjunction with higher production volumes. When measured on a unit-of-production basis, total cash costs were reduced by 4% from $17.66 per BOE to $16.90 per BOE. Adjusted for non-recurring items discussed below, total cash expenses were $16.0 million, or $14.84 per BOE. • Lease Operating Expenses (“LOE”), which includes workover expenses, showed improvement on an absolute dollar basis and a per-unit basis. Lease operating expenses were $3.9 million for 2Q21, which was 12% lower than LOE of $4.4 million in 1Q21. Moreover, LOE per BOE was reduced by 23%, from $4.76 per BOE in 1Q21 to $3.65 per BOE in 2Q21. • Gathering, Processing & Transportation Expenses (“GP&T”) for 2Q21 were $1.5 million, which remained stable when compared to GP&T of $1.5 million in the three months ended 1Q21. On a unit-of-production basis, GP&T decreased 15% quarter over quarter from $1.65 per BOE in 1Q21 to $1.41 per BOE in 2Q21. • Production & Ad Valorem Taxes for 2Q21 were $2.5 million, which was relatively flat compared to production taxes of $2.4 million in 1Q21. On a unit-of-production basis, production and ad valorem taxes decreased 11% quarter over quarter $2.59 per BOE in 1Q21 to $2.31 per BOE in 2Q21. • General & Administrative ("G&A") expenses were $5.9 million, or $5.53 per BOE in 2Q21 compared to $3.97 million, or $4.26 per BOE in 1Q21. Adjusted for non-recurring expenses such as severance costs and stock-based compensation G&A for 2Q21 was $3.4 million, or $3.18 per BOE. • Interest Expense was $4.3 million for 2Q21, up 5% from $4.1 million in 1Q21. On a unit- of-production basis, interest expense was reduced from $4.40 per BOE in 1Q21 to $4.01

3 per BOE in 1Q21. Lonestar expects continued reductions in interest expense per BOE, as the Company reduces long-term debt and increases production. EAGLE FORD SHALE TREND - WESTERN REGION In our Western Region, which encompasses Dimmit and LaSalle Counties, production for 2Q21 averaged approximately 6,604 BOE per day, a 29% increase from 1Q21 production. Production consisted of 2,550 barrels of oil per day (39%), 1,607 barrels of NGL’s per day (24%) and 14,668 Mcf of natural gas per day (37%). The Western region accounted for 56% of the Company’s production during the quarter. Lonestar recently completed drilling operations on 2.0 gross / 2.0 net wells on its Horned Frog South property, Lonestar has a 100% WI / 77.96% NRI in the Horned Frog Alderman #1H and #2H. These wells commenced flowback in June, and to date, have registered max 30-day production rates averaging 2,306 BOE/d. Production is currently comprised of 59% crude oil and NGL’s on an equivalent basis. • Horned Frog Alderman A #1H – With a 11,883’ perforated interval, the #1H recorded max 30- day rates of 825 Bbls/d oil, 516 Bbls/d of NGLs, and 5,526 Mcf/d, or 2,262 BOE/d on a three- stream basis. • Horned Frog Alderman B #2H – With a 12,141’ perforated interval, the #2H recorded max 30- day rates of 815 Bbls/d oil, 551 Bbls/d of NGLs, and 5,903 Mcf/d, or 2,350 BOE/d on a three- stream basis. EAGLE FORD SHALE TREND - CENTRAL REGION In our Central Region, which principally includes Gonzales, Karnes, Lavaca and Fayette Counties, 2Q21 production averaged approximately 4,991 BOE/d, a slight decrease over 1Q21 rates. Production consisted of 3,536 barrels of oil per day (71%), 733 barrels of NGL’s per day (15%), and 4,330 Mcf of natural gas per day (14%). The Central region accounted for 42% of the Company’s production during the quarter. As part of its Joint Venture with Marathon Oil Corporation, Lonestar, as operator, has permitted a three- well pad on its Hawkeye asset. To date, Lonestar has completed drilling operations on three wells, the Hawkeye #9H, #10H and #11H, with designed perforated intervals exceeding 11,000 feet. EAGLE FORD SHALE TREND - EASTERN REGION In our Eastern Region, 1Q22 production averaged approximately 260 BOE/d, a 10% increase over 1Q21 rates. Production consisted of 138 barrels of oil per day (53%), 67 barrels of NGL’s per day (26%), and 334 Mcf of natural gas per day (21%).

4 ABOUT LONESTAR RESOURCES US INC. Lonestar is an independent oil and natural gas company based in Fort Worth, Texas, focused on the development, production, and acquisition of unconventional oil, NGLs, and natural gas properties in the Eagle Ford Shale in Texas, where we have accumulated approximately 72,569 gross (52,565 net) acres in what we believe to be the formation’s crude oil and condensate windows, as of June 30, 2021. For more information, please visit www.lonestarresources.com. CAUTIONARY & FORWARD-LOOKING STATEMENTS Cautionary Note Regarding Forward Looking Statements Disclosures in this press release contain certain forward-looking statements within the meaning of the federal securities laws. Statements that do not relate strictly to historical or current facts are forward-looking. These statements contain words such as “possible,” “if,” “will,” “expect” and “assuming” and involve risks and uncertainties including, among others that our business plans may change as circumstances warrant and securities of the Company may not ultimately be offered to the public because of general market conditions or other factors. Accordingly, readers should not place undue reliance on forward-looking statements as a prediction of actual results. For more information concerning factors that could cause actual results to differ materially from those conveyed in the forward-looking statements, please refer to the “Risk Factors” section of the Company’s Annual Report on Form 10- K for the year ended December 31, 2020, filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2021 and any subsequently filed quarterly reports on Form 10-Q. Any forward-looking statements in this press release are made as of the date of this press release and the Company undertakes no obligation to update or revise such forward-looking statements to reflect events or circumstances that occur, or of which the Company becomes aware, after the date hereof, unless required by law. (Unaudited Financial Statements to Follow) *References to “Successor” refer to the new Lonestar reporting entity after the Company’s emergence from bankruptcy on November 30, 2020, and references to “Predecessor” refer to the Lonestar entity prior to emergence from bankruptcy.*

5 Lonestar Resources US Inc. Unaudited Condensed Consolidated Balance Sheets (In thousands, except par value and share data) June 30, 2021 December 31, 2020 Assets Current assets Cash and cash equivalents $ 18,788 $ 17,474 Restricted cash 2,157 8,972 Accounts receivable Oil, natural gas liquid and natural gas sales 18,838 11,635 Joint interest owners and others, net 1,418 4,076 Derivative financial instruments — 1,703 Prepaid expenses and other 1,710 1,118 Total current assets 42,911 44,978 Property and equipment Oil and gas properties, using the successful efforts method of accounting Proved properties 352,788 314,685 Unproved properties 33,808 34,929 Other property and equipment 19,692 19,680 Less accumulated depreciation, depletion and amortization (12,982) (2,056) Property and equipment, net 393,306 367,238 Accounts receivable 6,256 6,053 Derivative financial instruments — 395 Other non-current assets 4,232 4,651 Total assets $ 446,705 $ 423,315 Liabilities and Stockholders' Equity Current liabilities Accounts payable $ 10,929 $ 7,651 Oil, natural gas liquid and natural gas sales payable 22,953 18,760 Accrued liabilities 15,594 15,983 Derivative financial instruments 43,539 7,938 Current maturities of long-term debt 22,157 20,000 Total current liabilities 115,172 70,332 Long-term liabilities Long-term debt 243,199 255,328 Asset retirement obligations 3,707 4,573 Derivative financial instruments 15,539 835 Total long-term liabilities 262,445 260,736 Commitments and contingencies Stockholders' equity Common stock, $0.001 par value, 90,000,000 shares authorized, 10,107,081 and 10,000,149 shares issued and outstanding, respectively 10 10 Additional paid-in capital 93,933 92,953 Accumulated deficit (24,855) (716) Total stockholders' equity 69,088 92,247 Total liabilities and stockholders' equity $ 446,705 $ 423,315

6 Lonestar Resources US Inc. Unaudited Condensed Consolidated Statements of Operations (In thousands) Successor Predecessor Successor Predecessor Three Months Ended June 30, 2021 Three Months Ended June 30, 2020 Six Months Ended June 30, 2021 Six Months Ended June 30, 2020 Revenues Oil sales $ 36,369 $ 11,976 $ 64,234 $ 41,986 Natural gas liquid sales 4,940 1,762 9,239 4,362 Natural gas sales 4,718 3,482 12,365 7,902 Total revenues 46,027 17,220 85,838 54,250 Expenses Lease operating 3,933 4,028 8,379 11,667 Gas gathering, processing and transportation 1,520 875 3,062 3,025 Production and ad valorem taxes 2,497 1,721 4,917 4,091 Depreciation, depletion and amortization 5,860 16,575 11,169 40,929 Loss on sale and disposal of oil and gas properties — 1,254 — 1,254 Impairment of oil and gas properties — — — 199,908 General and administrative 5,962 5,981 9,939 8,856 Other (income) expense (143) 58 (138) (139) Total expenses 19,629 30,492 37,328 269,591 Income (loss) from operations 26,398 (13,272) 48,510 (215,341) Other (expense) income Interest expense (4,323) (10,512) (8,430) (22,122) Change in fair value of warrants — — — 363 (Loss) gain on derivative financial instruments (39,892) (21,141) (64,059) 80,029 Total other (expense) income (44,215) (31,653) (72,489) 58,270 Loss before income taxes (17,817) (44,925) (23,979) (157,071) Income tax benefit (expense) — 4,332 (160) 5,687 Net loss (17,817) (40,593) (24,139) (151,384) Preferred stock dividends — (2,308) — (4,566) Net loss income attributable to common stockholders $ (17,817) $ (42,901) $ (24,139) $ (155,950) Net loss per common share Basic $ (1.77) $ (1.70) $ (2.40) $ (6.20) Diluted $ (1.77) $ (1.70) $ (2.40) $ (6.20) Weighted average common shares outstanding Basic 10,092,980 25,307,714 10,046,821 25,154,151 Diluted 10,092,980 25,307,714 10,046,821 25,154,151

7 Lonestar Resources US Inc. Unaudited Condensed Consolidated Statements of Cash Flows (In thousands) Successor Predecessor Successor Predecessor Three Months Ended June 30, Three Months Ended June 30, Six Months Ended June 30, Six Months Ended June 30, 2021 2020 2021 2020 Cash flows from operating activities Net loss $ (17,817) $ (40,593) $ (24,139) $ (151,384) Adjustments to reconcile net loss to net cash provided by operating activities: Depreciation, depletion and amortization 5,872 16,575 11,169 40,929 Stock-based compensation 1,088 24 1,088 (1,998) Deferred taxes - 445 - (931) Loss (gain) on derivative financial instruments 39,892 21,140 64,059 (80,029) Settlements of derivative financial instruments (8,780) 22,902 (12,398) 23,998 Impairment of oil and natural gas properties - - - 199,908 Loss on disposal of property and equipment - - - 83 Loss on sale of oil and gas properties - 1,254 - 1,254 Non-cash interest expense 459 606 941 1,374 Change in fair value of warrants - - - (363) Changes in operating assets and liabilities: Accounts receivable 326 (6,306) (5,001) (189) Prepaid expenses and other assets (360) (523) (703) (897) Accounts payable and accrued expenses 4,834 1,052 (7,619) (1,344) Net cash provided by operating activities 25,514 16,576 27,397 30,411 Cash flows from investing activities Acquisition of oil and gas properties (397) (898) (1,612) (1,714) Development of oil and gas properties (21,100) (38,071) (21,489) (72,824) Proceeds from sale of oil and gas properties 337 2,520 337 2,837 Purchases of other property and equipment (2) (112) (13) (636) Net cash used in investing activities (21,162) (36,561) (22,777) (72,337) Cash flows from financing activities Proceeds from borrowings - 20,157 - 48,157 Payments on borrowings (5,058) (55) (10,121) (8,109) Net cash provided by financing activities (5,058) 20,102 (10,121) 40,048 Net decrease in cash and cash equivalents (706) 117 (5,501) (1,878) Cash and cash equivalents, beginning of the period 21,651 1,142 26,446 3,137 Cash and cash equivalents, end of the period $ 20,945 $ 1,259 $ 20,945 $ 1,259 Supplemental information: Cash paid for interest $ 3,848 $ 17,079 $ 7,496 $ 21,036 Non-cash investing and financing activities: Change in asset retirement obligation $ (563) $ 277 $ (945) $ 24 Change in liabilities for capital expenditures 29,631 (15,769) 15,326 (16,809)

8 NON-GAAP FINANCIAL MEASURES (Unaudited) Reconciliation of Non-GAAP Financial Measures Adjusted EBITDAX Adjusted EBITDAX is not a measure of net income as determined by GAAP. Adjusted EBITDAX is a supplemental non- GAAP financial measure that is used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDAX as net (loss) income attributable to common stockholders before depreciation, depletion, amortization and accretion, exploration costs, non-recurring costs, loss (gain) on sales of oil and natural gas properties, impairment of oil and gas properties, stock-based compensation, interest expense, income tax (benefit) expense, rig standby expense, other income (expense), unrealized (gain) loss on derivative financial instruments and unrealized (gain) loss on warrants. Management believes Adjusted EBITDAX provides useful information to investors because it assists investors in the evaluation of the Company’s operating performance and comparison of the results of the Company’s operations from period to period without regard to its financing methods or capital structure. The Company excludes the items listed above from net (loss) income attributable to common stockholders in arriving at Adjusted EBITDAX to eliminate the impact of certain non-cash items or because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net (loss) income attributable to common stockholders as determined in accordance with GAAP. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. The Company’s computations of Adjusted EBITDAX may not be comparable to other similarly titled measures of other companies. The following table presents a reconciliation of Adjusted EBITDAX to the GAAP financial measure of net loss attributable to common stockholders for each of the periods indicated. Successor Successor Three Months Three Months ($ in thousands) Ended June 30, 2021 Ended March 31, 2021 Net Loss $ (17,817) $ (6,322) Income tax expense - 160 Interest expense 4,323 4,106 Depreciation, depletion & amortization 5,860 5,309 EBITDAX $ (7,634) $ 3,253 Rig standby expense - - Stock-based compensation 1,376 - Impairment of oil and gas properties - - Unrealized loss on derivative financial instruments 29,089 18,757 Other income (262) (40) Non-recurring expense 1,150 197 Restructuring expenses 6 703 Adjusted EBITDAX $ 23,725 $ 22,870

9 Adjusted Net Income (Loss) Adjusted net (loss) income comparable to analysts’ estimates as set forth in this release represents income or loss before income taxes adjusted for certain non-cash items (detailed in the accompanying table) less income taxes. We believe adjusted net (loss) income is calculated on the same basis as analysts’ estimates and that many investors use this published research in making investment decisions and evaluating operational trends of the Company and its performance relative to other oil and gas producing companies. The following table presents a reconciliation of Adjusted Net (Loss) Income to the GAAP financial measure of net loss before taxes for each of the periods indicated. Lonestar Resources US Inc. Unaudited Reconciliation of Loss Before Taxes As Reported To Income (Loss) Before Taxes Excluding Certain Items, a non-GAAP measure (Adjusted Net Income (Loss)) Successor Successor Three Months Three Months ($ in thousands) Ended June 30, 2021 Ended March 31, 2021 Loss before income taxes, as reported $ (17,817) $ (6,322) Adjustments for special items: Stock-based compensation 1,376 - Unrealized hedging loss 29,089 18,757 Other (262) (40) Restructuring expenses 6 703 Non-recurring expense 1,150 197 Income before income taxes, as adjusted 13,542 13,295 Income tax (expense) (a) (2,844) (2,792) Net income excluding certain items, a non-GAAP measure $ 10,698 $ 10,503 a) Effective tax rate for 2021 is estimated to be approximately 21%.

10 Discretionary Fee Cash Flow (“DCF”) Discretionary cash flow is defined as net cash provided by operating activities before changes in operating assets and liabilities. Management believes that the non-US GAAP measure of discretionary cash flow is useful as an indicator of an oil and natural gas exploration and production company's ability to internally fund exploration and development activities and to service or incur additional debt. The company has also included this information because changes in operating assets and liabilities relate to the timing of cash receipts and disbursements which the company may not control and may not relate to the period in which the operating activities occurred. Operating cash flow should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with US GAAP. Successor Successor Three Months Three Months ($ in thousands) Ended June 30, 2021 Ended March 31, 2021 Adjusted EBITDAX $ 23,725 $ 22,870 Plus: Cash Interest Expense, Net (1) (3,864) (3,624) Current Income Tax Expense - (160) Discretionary Cash Flow $ 19,861 $ 19,086 Less: Capital Expenditures (26,285) (12,123) Free Cash Flow $ (6,424) $ 6,963 1 Cash interest is presented on an accrual basis and excludes non-cash amortization expense

Lonestar Resources US Inc.
Unaudited Results of Operations

In thousands, except per share and unit data	Successor Three Months Ended June 30, 2021	Predecessor Three Months Ended June 30, 2020	Successor Six Months Ended June 30, 2021	Predecessor Six Months Ended June 30, 2020
Operating Results				
Net loss attributable to common stockholders	$ (17,817)	$ (42,901)	$ (24,139)	$ (155,950)
Net loss per common share – basic	(1.77)	(1.70)	(2.40)	(6.20)
Net loss per common share – diluted	(1.77)	(1.70)	(2.40)	(6.20)
Net cash provided by operating activities	25,514	16,576	27,397	30,411
Revenues				
Oil	$ 36,369	$ 11,976	$ 64,234	$ 41,986
NGLs	4,940	1,762	9,239	4,362
Natural gas	4,718	3,482	12,365	7,902
Total revenues	$ 46,027	$ 17,220	$ 85,838	$ 54,250
Total production volumes by product				
Oil (Bbls)	566,379	579,179	1,066,377	1,237,680
NGLs (Bbls)	219,247	267,462	414,935	570,933
Natural gas (Mcf)	1,759,213	2,203,209	3,188,404	4,313,625
Total barrels of oil equivalent (6:1)	1,078,828	1,213,843	2,012,713	2,527,551
Daily production volumes by product				
Oil (Bbls/d)	6,224	6,365	5,859	6,800
NGLs (Bbls/d)	2,409	2,939	2,280	3,137
Natural gas (Mcf/d)	19,332	24,211	17,519	23,701
Total barrels of oil equivalent (BOE/d)	11,855	13,339	11,059	13,888
Average realized prices				
Oil ($ per Bbl)	$ 64.21	$ 20.16	$ 60.24	$ 33.92
NGLs ($ per Bbl)	22.53	6.59	22.27	7.64
Natural gas ($ per Mcf)	2.68	1.58	3.88	1.83
Total oil equivalent, excluding the effect from commodity derivatives ($ per BOE)	42.66	14.19	42.65	21.46
Total oil equivalent, including the effect from commodity derivatives ($ per BOE)	32.65	31.22	34.59	32.88
Operating and other expenses				
Lease operating	$ 3,933	$ 4,028	$ 8,379	$ 11,667
Gas gathering, processing and transportation	1,520	875	3,062	3,025
Production and ad valorem taxes	2,497	1,721	4,917	4,091
Depreciation, depletion and amortization	5,860	16,575	11,169	40,929
General and administrative	5,962	5,981	9,939	8,856
Interest expense	4,323	10,512	8,430	22,122
Operating and other expenses per BOE				
Lease operating	$ 3.65	$ 3.32	$ 4.16	$ 4.62
Gas gathering, processing and transportation	1.41	0.72	1.52	1.20
Production and ad valorem taxes	2.31	1.42	2.44	1.62
Depreciation, depletion and amortization	5.43	13.65	5.55	16.19
General and administrative	5.53	4.93	4.94	3.50
Interest expense	4.01	8.66	4.19	8.75

11